UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2013

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of principal executive offices, including Zip Code)

214-221-4610

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On April 18, 2013, Victor G. Carrillo, the President and Chief Operating Officer of Zion Oil & Gas, Inc. (the "Company" or “Zion”) announced that on April 16, 2013, Zion submitted to Israel’s Petroleum Commissioner and other Ministry officials an application seeking a Petroleum Exploration License in the Megiddo-Jezreel Valley area, onshore Israel, covering an area of approximately 98,000 acres. The proposed Megiddo-Jezreel Valley license boundary is adjacent to and extends westward of Zion’s existing Jordan Valley License No. 393, which covers approximately 56,000 acres.

Earlier, on April 10, 2013, Zion submitted to Israel’s Petroleum Commissioner an application seeking a one-year extension for its existing Joseph License No. 339, which covers approximately 83,000 acres.

A copy of such announcement is attached to this report as Exhibit 99.1.

ITEM 9.01(d): EXHIBITS

99.1 Newsletter, dated April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 18, 2013	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer